Exhibit 99.1
For Immediate Release

UPS RELEASES 2Q 2021 EARNINGS

•Consolidated Revenues of $23.4B, Up 14.5% from Last Year
•Consolidated Operating Profit of $3.3B, Up 47.3% from Last Year; Up 40.8% on an Adjusted* Basis
•Diluted EPS of $3.05, up 50.2% from Last Year; Adjusted Diluted EPS Up 43.7%
to $3.06

ATLANTA – July 27, 2021 – UPS (NYSE:UPS) today announced second-quarter 2021 consolidated revenue of $23.4 billion, a 14.5% increase over the second quarter of 2020. Consolidated operating profit was $3.3 billion, up 47.3% compared to the second quarter of 2020, and up 40.8% on an adjusted basis. Diluted earnings per share were $3.05 for the quarter, 50.2% above the same period in 2020, and up 43.7% on an adjusted basis.

For the second quarter of 2021, GAAP results include after-tax transformation and other charges of $11 million, equivalent to $0.01 per share. Also in the second quarter, the company completed its divestiture of UPS Freight on April 30. The sale triggered re-measurement of certain U.S. pension and postretirement benefit plans. As a result, UPS pension and postretirement liabilities were lowered by $2.1 billion. The re-measurement had no meaningful impact to the company’s consolidated second-quarter net earnings. Year-to-date cash from operations was $8.5 billion, up 42.2% compared to the same period in 2020, with free cash flow of $6.8 billion, a 74.7% increase above the first six months of 2020.

“I want to thank all UPSers for executing our strategy and delivering high service levels, which fueled record financial results in the second quarter,” said Carol Tomé, UPS chief executive officer. “Through our better not bigger framework, we are moving our world forward by delivering what matters.”

U.S. Domestic Segment

	2Q 2021	Adjusted 2Q 2021	2Q 2020	Adjusted 2Q 2020
Revenue	$14,402M		$13,074M
Operating profit	$1,567M	$1,675M	$1,182M	$1,215M

•Revenue was up 10.2%, driven by a 13.4% increase in revenue per piece from strong improvement in all products.
•Operating margin was 10.9%; adjusted operating margin was 11.6%.

International Segment

	2Q 2021	Adjusted 2Q 2021	2Q 2020	Adjusted 2Q 2020
Revenue	$4,817M		$3,705M
Operating profit	$1,184M	$1,190M	$771M	$842M

•Revenue increased 30.0%, led by Europe.
•Operating margin was 24.6%; adjusted operating margin was 24.7%.

Supply Chain Solutions Segment

	2Q 2021	Adjusted 2Q 2021	2Q 2020	Adjusted 2Q 2020
Revenue	$4,205M		$3,680M
Operating profit	$507M	$408M	$259M	$267M

•Revenue increased 14.3%, driven by strong demand in nearly all businesses.
•Operating margin was 12.1%; adjusted operating margin was 9.7%.

Outlook

For 2021, the company is projecting consolidated operating margin of approximately 12.7% and return on invested capital of approximately 28%. Further, the company is reaffirming its capital allocation plans for 2021:

•Capital expenditures are planned to be about $4.0 billion.
•Long-term debt repayments of $2.55 billion have been completed.
•Effective tax rate for the remainder of the year is expected to be around 23%.

* “Adjusted” amounts are non-GAAP financial measures. See the appendix to this release for a discussion of non-GAAP financial measures, including a reconciliation to the most closely correlated GAAP measure.

Contacts:
UPS Media Relations: 404-828-7123 or pr@ups.com
UPS Investor Relations: 404-828-6059 (option 4) or investor@ups.com

# # #

Conference Call Information

UPS CEO Carol Tomé and CFO Brian Newman will discuss second-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, July 27, 2021. That call will be open to others through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Conference Call.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Quarterly Earnings and Financials” and as filed with the SEC as an exhibit to our Current Report on Form 8-K.

About UPS

UPS (NYSE: UPS) is one of the world’s largest package delivery companies with 2020 revenue of $84.6 billion, and provides a broad range of integrated logistics solutions for customers in more than 220 countries and territories. The company’s more than 540,000 employees embrace a strategy that is simply stated and powerfully executed: Customer First. People Led. Innovation Driven. UPS is committed to reducing its impact on the environment and supporting the communities we serve around the world. UPS also takes a strong and unwavering stance in support of diversity, equality, and inclusion. The company can be found on the Internet at www.ups.com, with more information at about.ups.com and www.investors.ups.com.

Forward-Looking Statements

This release and our filings with the Securities and Exchange Commission contain and in the future may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than those of current or historical fact, and all statements accompanied by terms such as “will,” “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and similar terms, are intended to be forward-looking statements. Forward-looking statements are made subject to the safe harbor provisions of the federal securities laws pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

From time to time, we also include written or oral forward-looking statements in other publicly disclosed materials. Such statements may relate to our intent, belief, forecasts of, or current expectations about our strategic direction, prospects, future results, or future events; they do not relate strictly to historical or current facts. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any forward-looking statements because such statements speak only as of the date when made and the future, by its very nature, cannot be predicted with certainty.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties, include, but are not limited to: continued uncertainties related to the impact of the COVID-19 pandemic on our business and operations, financial performance and liquidity, our customers and suppliers, and on the global economy; changes in general economic conditions, in the U.S. or internationally; significant competition on a local, regional, national and international basis; changes in our relationships with our significant customers; changes in the regulatory environment in the U.S. or internationally; increased or more complex physical or data security requirements; legal, regulatory or market responses to global climate change; results of negotiations and ratifications of labor contracts; strikes, work stoppages or slowdowns by our employees; the effects of changing prices of energy, including gasoline, diesel and jet fuel, and interruptions in supplies of these commodities; changes in exchange rates or interest rates; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; our ability to maintain our brand image; our ability to attract and retain qualified employees; breaches in data security; disruptions to the Internet or our technology infrastructure; interruptions in or impacts on our business from natural or man-made events or disasters including terrorist attacks, epidemics or pandemics; our ability to accurately forecast our future capital investment needs; exposure to changing economic, political and social developments in international and emerging markets; changes in business strategy, government regulations, or economic or market conditions that may result in impairment of our assets; increases in our expenses or funding obligations relating to employee health, retiree health and/or pension benefits; potential additional U.S. or international tax liabilities; potential claims or litigation related to labor and employment, personal injury, property damage, business practices, environmental liability and other matters; our ability to realize the anticipated benefits from acquisitions, dispositions, joint ventures or strategic alliances; our ability to realize the anticipated benefits from our transformation initiatives; cyclical and seasonal fluctuations in our operating results; our ability to manage insurance and claims expenses; and other risks discussed in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2020 and subsequently filed reports. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements.

Reconciliation of GAAP and non-GAAP Financial Measures

From time to time we supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures. These include: "adjusted" compensation and benefits; operating expenses; operating profit; operating margin; other income and (expense); income before income taxes; income tax expense; effective tax rate; net income and earnings per share. We present revenue and revenue per piece on a constant currency basis. Additionally, we disclose free cash flow and return on invested capital (“ROIC”).

We believe that these non-GAAP measures provide meaningful information to assist users of our financial statements in more fully understanding our financial results and cash flows and assessing our ongoing performance, because they exclude items that may not be indicative of, or are unrelated to, our underlying operations and may provide a useful baseline for analyzing trends in our underlying businesses. These non-GAAP measures are used internally by management for business unit operating performance analysis, business unit resource allocation and in connection with incentive compensation award determinations.

Non-GAAP financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our adjusted financial information does not represent a comprehensive basis of accounting. Therefore, our adjusted financial information may not be comparable to similarly titled information reported by other companies.

Restructuring and Other Charges

Adjusted operating profit, operating margin, income before income taxes, net income and earnings per share may exclude the impact of charges related to any restructuring programs, including transformation costs and asset impairments.

Changes in Foreign Currency Exchange Rates and Hedging Activities

Currency-neutral revenue, revenue per piece and operating profit exclude the period over period impact of foreign currency exchange rate changes and any foreign currency hedging activities. These measures are calculated by dividing current period reported U.S. dollar revenue, revenue per piece and operating profit by the current period average exchange rates to derive current period local currency revenue, revenue per piece and operating profit. The derived amounts are then multiplied by the average foreign exchange rates used to translate the comparable results for each month in the prior year period (including the impact of any foreign currency hedging activities). The difference between the current period reported U.S. dollar revenue, revenue per piece and operating profit and the derived current period U.S. dollar revenue, revenue per piece and operating profit is the period over period impact of foreign currency exchange rates and hedging activities.

Mark-To-Market Pension and Postretirement Adjustments

We recognize changes in the fair value of plan assets and net actuarial gains and losses in excess of a 10% corridor for our pension and postretirement defined benefit plans immediately as part of other pension income (expense). We supplement our presentation of certain financial data with non-GAAP measures that exclude the impact of gains and losses recognized in excess of the 10% corridor and the related income tax effects. We believe excluding these mark-to-market impacts provides important supplemental information by removing the volatility associated with short-term changes in market interest rates, equity values, and similar factors.

The deferred income tax effects of mark-to-market pension and postretirement adjustments are calculated by multiplying the statutory tax rates applicable in each tax jurisdiction, including the U.S. federal jurisdiction and various U.S. state and non-U.S. jurisdictions, by the adjustments.

Free Cash Flow

We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in finance receivables and other investing activities. We believe free cash flow is an important indicator of how much cash is generated by our ongoing business operations and we use this as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners.

Return on Invested Capital

ROIC is calculated as the trailing twelve months (“TTM”) of adjusted operating income divided by the average of total debt, non-current pension and postretirement benefit obligations and shareowners’ equity, at the current period end and the corresponding period end of the prior year. Because ROIC is not a measure defined by GAAP, we calculate it, in part, using non-GAAP financial measures that we believe are most indicative of our ongoing business performance. We consider ROIC to be a useful measure for evaluating the effectiveness and efficiency of our long-term capital investments.

Forward-Looking Non-GAAP Metrics

From time to time when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Reconciliation of GAAP and Non-GAAP Income Statement Items
(in millions, except per share amounts):

Three Months Ended June 30, 2021

	As-Reported (GAAP)	Transformation & Other Adj.(1)	As-Adjusted (Non-GAAP)
Operating profit:
U.S. Domestic Package	$1,567	$108	$1,675
International Package	1,184	6	1,190
Supply Chain Solutions	507	(99)	408
Operating Profit	3,258	15	3,273

Other Income and (Expense):
Other pension income (expense)	302	—	302
Investment income and other	43	—	43
Interest expense	(167)	—	(167)
Total Other Income (Expense)	$178	$—	$178

Income Before Income Taxes	3,436	15	3,451
Income Tax Expense	760	4	764
Net Income	$2,676	$11	$2,687

Basic Earnings Per Share	$3.06	$0.01	$3.07

Diluted Earnings Per Share	$3.05	$0.01	$3.06

(1) Transformation & Other of $15 million reflects a gain on the divestiture of UPS Freight of $101 million, other employee benefits costs of $55 million and other costs of $61 million.

Reconciliation of Currency Adjusted Revenue, Revenue Per Piece, and Adjusted Operating Profit
(in millions, except per piece amounts):

Three Months Ended June 30,
	2021 As-Reported (GAAP)	2020 As-Reported (GAAP)	% Change (GAAP)	Currency Impact	2021 Currency Neutral (Non-GAAP)(1)	% Change (Non-GAAP)
Average Revenue Per Piece:
International Package:
Domestic	$7.44	$6.37	16.8%	$(0.66)	$6.78	6.4%
Export	32.60	28.56	14.1%	(1.15)	31.45	10.1%
Total International Package	$19.32	$16.73	15.5%	$(0.89)	$18.43	10.2%

Consolidated	$12.26	$10.63	15.3%	$(0.14)	$12.12	14.0%

Revenue:
U.S. Domestic Package	$14,402	$13,074	10.2%	$—	$14,402	10.2%
International Package	4,817	3,705	30.0%	(218)	4,599	24.1%
Supply Chain Solutions	4,205	3,680	14.3%	(64)	4,141	12.5%
Total revenue	$23,424	$20,459	14.5%	$(282)	$23,142	13.1%

(1) Amounts adjusted for period over period foreign currency exchange rate and hedging differences

	2021 As-Adjusted (Non-GAAP)(1)	2020 As-Adjusted (Non-GAAP)(1)	% Change (Non-GAAP)	Currency Impact	2021 As-Adjusted Currency Neutral (Non-GAAP)(2)	% Change (Non-GAAP)
As-Adjusted Operating Profit:
U.S. Domestic Package	$1,675	$1,215	37.9%	$—	$1,675	37.9%
International Package	1,190	842	41.3%	(42)	1,148	36.3%
Supply Chain Solutions	408	267	52.8%	6	414	55.1%
Total operating profit	$3,273	$2,324	40.8%	$(36)	$3,237	39.3%

(1) Amounts adjusted for transformation & other
(2) Amounts adjusted for transformation & other and period over period foreign currency exchange rate and hedging differences

Reconciliation of Free Cash Flow (Non-GAAP measure)
(in millions):

Six Months Ended June 30,
2021
Cash flows from operating activities	$8,454
Capital expenditures	(1,670)
Proceeds from disposals of PP&E	15
Net change in finance receivables	16
Other investing activities	(11)
Free Cash Flow (Non-GAAP measure)	$6,804

Amounts are subject to reclassification.